Exhibit 10.6

3D Financial, Inc.
Dedicated, Dependable, & Detail-oriented

Consulting Agreement

THIS AGREEMENT is made and entered into as of the 1st day of October 2008 by and between 3D Financial, Inc. (“Consultant”) and Ideal Financial Solutions, Inc. (“Company”).

Recitals

WHEREAS, Company desires to utilize Consultant’s services, on a non-exclusive basis, as an independent contractor; and

WHEREAS, Consultant desires to provide accounting, operations, and general business consulting services;

NOW THEREFORE, for and in consideration of the promises and mutual covenants, agreements, understandings, undertakings, representations, warranties and promises, and subject to the conditions hereinafter set forth, and intending to be legally bound thereby, the parties do hereby covenant and agree that the Recitals set forth above are true and accurate, and further covenant and agree as follows:

Independent Contractor / Confidentiality Agreement

Consultant is an independent contractor to the Company, and each party understands that no employer/employee relationship exists.

Consultant agrees that all records, materials, and information including customer lists and names, involving or reasonably related to the business or prospective business of the Company and not generally available to the public, or information received by the Company as to which there is a bona fide obligation, contractual or otherwise, on the Company’s part not to disclose “Confidential Information” obtained by Consultant in the course of his working relationship with the Company – are confidential and shall remain the exclusive property of the Company, and Consultant does hereby agree that he will not remove any of the aforementioned from the office or premises of Company unless for Company business. Consultant will not divulge Confidential Information to any person other than the Company, and at Company’s request.  Upon termination of agreement Consultant shall return all records and documents of or pertaining to Company, then in his possession.

473 S. River Rd., Suite #1-263	Cell: 435-773-1195
St. George, UT 84790	kent@3dfinancialinc.com
www.3dfinancialinc.com

3D Financial, Inc.
Dedicated, Dependable, & Detail-oriented

Pricing

Company agrees to pay Consultant at a rate of $40 per hour.  Consultant will submit an invoice to Company on a monthly basis, and Company will pay net seven days of receiving invoice.  Payment will be made to 3D Financial, Inc.

/s/ Steve Sunyich	/s/ Kent Brown
Steve Sunyich	Kent Brown
Ideal Financial Solutions	3D Financial, Inc.
October 1, 2008	October 1, 2008

473 S. River Rd., Suite #1-263	Cell: 435-773-1195
St. George, UT 84790	kent@3dfinancialinc.com
www.3dfinancialinc.com